EXHIBIT 99.4

NOTICE OF GUARANTEED DELIVERY

AMERIGAS PARTNERS, L.P.
AP EAGLE FINANCE CORP.

Offer to Exchange all of the Outstanding
$15,000 Series A 8 7/8% Senior Notes due 2011
for
$15,000 Series B 8 7/8% Senior Notes 2011

The following form or one substantially equivalent thereto must be used by registered holders of outstanding Series A 8 7/8% Senior Notes due 2011 (the “Series A Notes”) of AmeriGas Partners, L.P. and AP Eagle Finance Corp. (collectively, the “Issuers”) who wish to tender their Series A Notes in exchange for a like principal amount of Series B 8 7/8% Senior Notes due 2011 of the Issuers, which have been registered under the Securities Act of 1933, as amended, pursuant to the exchange offer described in the prospectus, dated                 , 2003 (the “Prospectus”), if the holder’s Series A Notes are not immediately available or if such holder cannot deliver its Series A Notes and the Letter of Transmittal for the Series A Notes (and any other documents required by such Letter of Transmittal) to Wachovia Bank, National Association (the “Exchange Agent”) prior to 5:00 p.m., New York City time, on                                        , 2003, the expiration date of the exchange offer. This Notice of Guaranteed Delivery may be delivered by hand, sent by facsimile transmission (receipt confirmed by telephone with an original delivered by guaranteed overnight courier) or mailed to the Exchange Agent using the address and facsimile number below. For additional information, see the section in the Prospectus entitled “The Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures.”

The Exchange Agent for the Exchange Offer is:
WACHOVIA BANK, NATIONAL ASSOCIATION

By Registered or Certified Mail or by Hand:	1525 West W.T. Harris Boulevard
NC1153, Building 3C3
Charlotte, North Carolina 28288-1153
Attention: Corporate Trust Operations

By Overnight Courier:	1525 West W.T. Harris Boulevard
NC1153, Building 3C3
Charlotte, North Carolina 28262-1153
Attention: Corporate Trust Operations

By Facsimile:	(704) 590-7628
(For Eligible Institutions only)
By Telephone:	(704) 590-7413

(For additional information)

Important: Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or a transmission via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal for the Series A Notes is required to be guaranteed by an eligible institution (as defined in the section of the Prospectus entitled “The Exchange Offer—Procedures For Tendering—Procedures Applicable to All Noteholders”), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

The undersigned hereby tenders to the Issuers the principal amount of Series A Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus, receipt of which is hereby acknowledged.

DESCRIPTION OF SECURITIES TENDERED

NAME OF TENDERING HOLDER	NAME AND ADDRESS OF REGISTERED HOLDER AS IT APPEARS ON THE SERIES A NOTES (PLEASE PRINT)	CERTIFICATE NUMBER(S) FOR THE SERIES A NOTES TENDERED	PRINCIPAL AMOUNT OF SERIES A NOTES TENDERED

PLEASE SIGN HERE

SIGNATURE(S) OF OWNER	DATE

Must be signed by the holder(s) of Series A Notes as its (their) name(s) appear(s) on the certificates for Series A Notes or on a security position listing, or by the person(s) authorized to become the registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

Capacity:

Address(es):

[      ] The Depository Trust Company
(Check if Series A Notes will be tendered by book-entry transfer)

Account Number:

THE GUARANTEE ON THE FOLLOWING PAGE MUST BE COMPLETED

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member of a recognized signature guarantee program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Series A Notes (or a confirmation of book-entry transfer of such Series A Notes into the Exchange Agent’s account at The Depository Trust Company), together with a properly completed and duly executed Letter of Transmittal for the Series A Notes (or facsimile thereof), with any required signature guaranteed, and any other documents required by the Letter of Transmittal within three NYSE trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:

(Authorized Signature)

Address:		Title:

Name:

	(Zip Code)		(Please type or print)

Date:

Area Code and Telephone No.

Note:  Do not send Series A Notes with this Notice of Guaranteed Delivery. Series A Notes should be sent with your Letter of Transmittal for the Series A Notes.